Note: Net2Phone CEO Liore Alroy will host a conference call at 4:30 p.m. EST today. The call-in number is (913) 661-0825. The call can be accessed at http://web.net2phone.com/about/investor/ or www.vcall.com

CONTACT: Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/ sarah@net2phone.com

Net2Phone Reports Preliminary Second Quarter Fiscal 2005 Results

NEWARK, NJ – March 9, 2005 – Net2Phone Inc. (NASDAQ: NTOP), a leading Voice over IP (VoIP) enabler for service providers, today announced preliminary financial results for the second quarter of fiscal 2005 ended January 31, 2005.

Recent achievements and financial highlights for the quarter include:
•	A five-year agreement with Empresa Telecomunicaciones de Bogota, (“ETB”), the dominant phone company in Colombia, to deliver multiple VoIP solutions, including residential broadband telephony
•	Several commercial launches of residential broadband phone service with cable partners
•	More than 14,000 paying VoiceLine and PacketCable telephony customers
•	7th consecutive quarter of NGS segment profitability
•	15th consecutive quarter of gross margins above 40%
•	Strong balance sheet with $118.0 million in cash and marketable securities as of January 31, 2005 (including restricted cash of $27.8 million)

“As we continue to close deals with key customers and focus on key financial metrics, I am pleased with the success of both NGS and NCT this quarter. Our long-term agreements with cable operators, telcos and other service providers represent a potential subscriber base of several million, and we continue our aggressive sales efforts at the same time we deploy with existing partners,” said Liore Alroy, CEO of Net2Phone. “There are many operators in both NGS and NCT’s target markets that can profit from offering a high quality VoIP service to their customers and Net2Phone is well positioned to help them with our broad suite of residential and enterprise solutions.”

The Company is reporting preliminary financial results because it recently identified deficiencies in its internal financial controls, two of which may impact the financial information for the second quarter of fiscal 2005. The first of these relates to fixed assets and depreciation expense. Management believes the systems previously in place to track the Company’s fixed assets and record depreciation expense were “significantly deficient” as defined by Public Company Accounting Oversight Board’s Auditing Standard No. 2 (“AS No. 2”). New systems have been designed and are currently in service; however, prior balances of fixed assets and accumulated depreciation are being reviewed to assess whether there is a need for adjustments. The second financial control deficiency relates to deferred revenue, which is the accounting liability booked to record prepayments by customers. Controls are in place toevaluate the adequacy of the Company’s deferred revenue liability as reflected on its balance sheet. However, management believes those controls may not have adequately reflected certain terms and conditions related to some of the Company’s products. If that is the case, an adjustment may need to be recorded to increase the deferred revenue liability resulting in an equal decrease to reported revenue. None of the aforementioned potential adjustments will impact the Company’s cash position.

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The Company is examining the impact of these deficiencies and will review their conclusions with its independent registered public accounting firm, Ernst & Young. While adjustments that may be recorded as a result of this process may result in changes to the preliminary financial information for the second quarter fiscal 2005 results and/or restatements of the financial results of prior periods, at this point, the Company has not concluded that the financial results of prior periods will need to be restated.

As a result of the two aforementioned control issues, and additional process related deficiencies, which primarily relate to its financial statement close process and the adequacy of its finance department staffing levels, the Company has determined that, even if the identified deficiencies donot result in material adjustments to its financial statements this quarter, the deficiencies, taken in the aggregate, are significant enough to be reported as a “material weakness” in the Company’s financial controls as defined in AS No. 2.

“We have been devoting and will continue to devote significant resources toward assessing controls in the context of our compliance with the Sarbanes-Oxley Act, and specifically Section 404 of the Act, which requires a comprehensive evaluation of our internal financial controls by the end of our current fiscal year, July 31, 2005,” said Arthur Dubroff, Net2Phone’s Chief Financial Officer. “We are moving as quickly as possible to finalize the financial results of the second quarter of fiscal 2005. We have already begun to take appropriate actions to remediate identified internal control concerns.”

The resolution of these issues is relevant to the completion and finalization of the Company’s financial statements and the disclosure to be included in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal 2005. Accordingly, the Company is only reporting preliminary financial results today, which are subject to change pending final resolution of these issues.

Preliminary Second Quarter Fiscal 2005 Financial Results
Revenue for the Company for the second quarter totaled $20.0 million, as compared with $20.3 million in the prior quarter and $19.8 million in the second quarter of fiscal 2004. Gross margin for the second quarter was above 40% for the 15th consecutive quarter at 43%, as compared to 42% in the prior quarter and 43% in the second quarter of 2004.

Net loss for the second quarter was ($8.6) million compared to net loss of ($8.2) million in the prior quarter and net loss of ($9.5) million in the second quarter of 2004. Net income (loss) includes certain non-operational, non-cash and/or non-recurring items that management excludes in assessing the Company’s performance. As a result, the Company also reports net income (loss) before special and non-cash items1 (adjusted for depreciation and amortization, other income (loss), interest income, net, non-cash compensation, non-cash services provided by IDT, inventory obsolescence expense, non-recurring selling, general and administrative expenses and restructuring, severance, impairment and other items), which excludes the impact these aforementioned items have on the Company’s financial results.

[1]	The schedule accompanying this release provides reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this release.

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Net loss before special and non-cash items for the quarter was ($5.0) million, compared to ($4.1) million in the prior quarter and ($3.1) million in the second quarter of 2004. Net income (loss) before special and non-cash items is not a term defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measurements used by other companies. Such non-GAAP measures should be considered in addition to, and not as a substitute for, performance measures calculated in accordance with GAAP.

The Company believes that net income (loss) before special and non-cash items provides investors with a measure of the Company’s operational and financial progress that corresponds with the measurements used by management. Management uses this measurement, instead of net income (loss), as a basis for allocating resources and making other daily operating decisions. The accompanying table includes a detailed reconciliation of net income (loss) reported in accordance with GAAP to net income (loss) before special and non-cash items.

Capital expenditures during the second quarter were $2.6 million, compared with $2.6 million in the prior quarter, and $1.6 million in the second quarter of 2004. The Company reported cash, cash equivalents and marketable securities of $118.0 million as of January 31, 2005, including $27.8 million of restricted funds compared to $132.8 million as of July 31, 2004, including $21.3 million of restricted funds.

Net2Phone Global Services (NGS)
NGS revenue for the second quarter was $19.6 million, as compared to $20.0 million in the prior quarter and $19.7 million in the second quarter of fiscal year 2004. While NGS continues to sell excess capacity on its VoIP network to other carriers (carrier services are a non-core product that the Company has managed for profitability for the past few years), market pricing impacted the amount of excess capacity NGS sold during the past two quarters, resulting in a quarterly decline in carrier-related revenue, and impacting NGS overall top line performance. Revenue from new retail-based distribution relationships, such as the agreement with ETB, is expected to account for a larger share of NGS’ revenue, and, if successful, will help to reduce the impact of the carrier division’s varying revenue contribution on NGS results.

NGS reported segment income of $1.4 million this quarter, exceeding its capital expenditures by $0.8 million, representing the seventh consecutive quarter of successfully managing its business profitably. Segment income (loss) is the net income (loss) before special and non-cash items directly attributable to the segment’s operations less the allocation of certain corporate expenses.

Net2Phone Cable Telephony (NCT)
NCT revenue for the second quarter was $0.3 million as compared to $0.3 million in the prior quarter and $0.1 million in the second quarter of fiscal 2004. NCT reported a segment loss of ($4.5) million this quarter, as compared with ($3.7) million in the prior quarter and ($2.1) million in the second quarter of fiscal 2004, reflecting the segment’s continued investment in cable telephony deployments.

During the second quarter, NCT executed multi-year production agreements with Millennium Digital Media (255K homes passed), Bresnan Communications (540K homes passed) and the Altice One group of cable companies (520K homes passed), including Coditel Belgium, Coditel Luxembourg and EST Videocommunication in France. Net2Phone also has multi-year agreements in place with Northland Cable Television (315K homes passed) and Liberty Cablevision of Puerto Rico (330K homes passed). As of the end of the second quarter, Net2Phone’s hosted cable telephony operators were actively marketing to 330,000 homes passed.

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About Net2Phone
Net2Phone (NTOP) provides VoIP PacketCable, SIP and wireless solutions around the world. As a leader in turn-key hosted VoIP telephony services, Net2Phone has routed billions of VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands of more overseas. Net2Phone provides partners with a SIP-based broadband telephony solution, calling cards, prefix dialing and enterprise services in over 100 countries. Net2Phone’s PacketCable platform provides cable operators with the ability to deliver a high quality primary line service with features such as emergency calling. For more information about Net2Phone’s products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company’s results include, but are not limited to, the completion of the review of the accompanying unaudited condensed consolidated financial statements and the prior periods financial statements referred to in this press release and any adjustments or restatements that may result therefrom, uncertainty as to when the Form 10-Q for this quarter may be filed, the Company’s ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes Oxley Act and the rules and regulations adopted pursuant thereto, the Company’s ability to expand its customer base, the Company’s ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company’s products and meet or renew their financial commitments, the Company’s ability to address international markets, the effectiveness of the Company’s sales and marketing activities, the acceptance of the Company’s products in the marketplace, the timing and scope of deployments of the Company’s products by customers, fluctuations in customer sales cycles, customers’ ability to obtain additional funding, technical difficulties with respect to the Company’s products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company’s ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company’s ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this press release and in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.

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Net2Phone, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(All Numbers in 000's except EPS Calculation)	2Q05 January 31, 2005 Preliminary	2Q04 January 31, 2004	1Q05 October 31, 2004

Revenue	$19,955	$19,812	$20,309

Direct cost of revenue	11,376	11,243	11,720
Selling, general and administrative	13,534	11,590	12,695
Depreciation and amortization	2,071	2,659	1,894
Non-cash compensation	1,165	2,155	683
Non-cash services provided by IDT	(504)	2,254	1,459
Restructuring, severance, impairment and other items	887	833	878

Total cost and expense	28,529	30,734	29,329

Income (loss) from operations	(8,574)	(10,922)	(9,020)

Interest income, net	571	660	622
Other Income (loss)	(581)	740	155

Net income (loss) available to common stockholders	$(8,584)	$(9,522)	$(8,243)

Net income (loss) per common share-basic and diluted	$(0.11)	$(0.13)	$(0.11)

Weighted average number of common shares used in the calculation of basic and diluted net gain/(loss) per common share	76,166	70,931	75,807

Cash, cash equivalents and marketable securities*	$118,022	$138,803	$125,846
Fixed assets (net)	20,058	21,133	19,626
Total assets	152,436	176,772	160,534
Total stockholders' equity	114,930	142,753	123,758

* Includes Restricted Cash $27,818; $25,875; $21,281 respectively

Net income (loss) available to common stockholders	$(8,584)	$(9,522)	$(8,243)
EXCLUDING
Other Income (loss)	(581)	740	155
Interest income, net	571	660	622
Depreciation and amortization	(2,071)	(2,659)	(1,894)
Non-recurring SG&A expense	—	648	—
Restructuring, severance, impairment and other items	(887)	(833)	(878)
Non-cash compensation	(1,165)	(2,155)	(683)
Non-cash services provided by IDT	504	(2,254)	(1,459)
Inventory obsolescence expense	—	(556)

Net income (loss) before special and non-cash items	$(4,955)	$(3,112)	$(4,106)

SEGMENT RESULTS
The following table summarizes the operating performance of Net2Phone's business segments:

Net2Phone Global Services (NGS) – Revenue	$19,625	$19,720	$19,978
Net2Phone Global Services (NGS) – Segment Income	1,424	1,135	1,438

Net2Phone Cable Telephony (NCT) – Revenue	330	58	331
Net2Phone Cable Telephony (NCT) – Segment Loss	(4,455)	(2,136)	(3,674)

Corporate / Other – Revenue	—	34	—
Corporate / Other – Segment Loss	(1,924)	(2,111)	(1,870)

Total – Revenue	$19,955	$19,812	$20,309
Total – Segment Loss	$(4,955)	$(3,112)	$(4,106)

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